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                                                                  EXHIBIT 4.2


                           CERTIFICATE OF DESIGNATION
                                     OF THE
                     5% SERIES A CONVERTIBLE PREFERRED STOCK
                           (PAR VALUE $.01 PER SHARE)
                                       OF
                        HOLLIS-EDEN PHARMACEUTICALS, INC.

                                ---------------

                         PURSUANT TO SECTION 151 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                                ---------------

     HOLLIS-EDEN PHARMACEUTICALS, INC., a company organized and existing under the General Corporation Law of the State of Delaware (the "Company"), in accordance with the provisions of Section 103 thereof, and pursuant to Section 151 thereof, DOES HEREBY CERTIFY:

     That the Certificate of Incorporation of the Company (the "Certificate of Incorporation") authorizes the creation of up to 10,000,000 shares of the Company's preferred stock, par value $.01 per share (such preferred stock, together with all other preferred stock of the Company the creation of which is in the future authorized by the Certificate of Incorporation, referred to herein as the "Preferred Stock"); and

     That pursuant to the authority conferred upon the Board of Directors (the "Board") by the Certificate of Incorporation of the Company, the Board on April 29, 1998, approved the creation, issuance and the voting powers of shares of Preferred Stock to be issued in one Series and adopted the following resolution creating a series of four thousand (4,000) shares of Preferred Stock designated as set forth below:

     RESOLVED, that pursuant to the authority expressly granted to and vested in the Board by provisions of the Certificate of Incorporation of the Company and the General Corporation Law of the State of Delaware, the issuance of a series of Preferred Stock, which shall consist of four thousand (4,000) shares of the 10,000,000 shares of Preferred Stock which the Company now has authority to issue, be, and the same hereby is, authorized, and the Board hereby fixes the powers, designations, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the powers, designations, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which may be applicable to the Preferred Stock) authorized by this resolution as follows:

          Section 1. Designation, Amount and Par Value. The series of preferred stock shall be designated as 5% Series A Convertible Preferred Stock (the "Preferred Stock"), and the number of shares so designated shall be 4,000 (which shall not be subject to increase without the


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consent of the holders of the Preferred Stock). Each share of Preferred Stock shall have a par value of $.01 per share and a stated value of $1000.00 per share (the "Stated Value").

          Section 2. Dividends.

          (a) Holders of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, and the Company shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) equal to 5% per annum, payable, in cash or shares of Common Stock (as defined in Section 8) at (subject to the terms and conditions set fort herein) the option of the Company. Dividends on the Preferred Stock shall be calculated on the basis of a 360-day year, shall accrue daily commencing on the Original Issue Date (as defined in Section 8), and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. Accrued dividends of the Preferred Stock shall be paid on the date on which such Preferred Stock is converted, provided, that the Company shall have the option to pay dividends more frequently as and when declared by the Board of Directors. The party that holds the Preferred Stock on an applicable record date for any dividend payment will be entitled to receive such dividend payment and any other accrued and unpaid dividends which accrued prior to such dividend payment date, without regard to any sale or disposition of such Preferred Stock subsequent to the applicable record date but prior to the applicable dividend payment date. Except as otherwise provided herein, if at any time the Company pays less than the total amount of dividends then accrued on account of the Preferred Stock, such payment shall be distributed ratably among the holders of the Preferred Stock based upon the number of shares held by each holder. The Company shall provide the holders quarterly notice of its intention to pay dividends in cash or shares of Common Stock. Such notice shall be delivered to all Holders not less than 10 Trading Days prior to March 31, June 30, September 30 and December 31 of each year for so long as shares of Preferred Stock are outstanding. If no such notice is given, dividends shall be paid in shares of Common Stock. If dividends are paid in shares of Common Stock, other than upon a conversion of the Preferred Stock, the number of shares of Common Stock payable as such dividend to each Holder shall be equal to the cash amount of such dividend payable to such Holder on such dividend payment date divided by the closing bid price of the Common Stock on such dividend payment date.

          (b) Notwithstanding anything to the contrary contained herein, the Company may not issue shares of Common Stock in payment of dividends (and must deliver cash in respect thereof) on the Preferred Stock if:

               (i) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes, or held as treasury stock, is insufficient to pay such dividends in shares of Common Stock;

               (ii) the shares of Common Stock to be issued in respect of such dividends are not registered for resale pursuant to an effective registration statement that names the recipient of such dividend as a selling stockholder thereunder and may not be sold without


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volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), as determined by counsel to the Company pursuant to a written opinion letter, addressed to the Company's transfer agent in the form and substance acceptable to the Holder;

               (iii) the Common Stock shall not at such time be listed for trading on the NASDAQ SmallCap Market, the NASDAQ Stock Market, the New York Stock Exchange or the American Stock Exchange; or

               (iv) the Company has failed to timely satisfy its obligations pursuant to any Conversion Notice (as defined in Section 5(a)).

          (c) So long as any Preferred Stock shall remain outstanding, neither the Company nor any subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities (as defined in Section 8), nor shall the Company directly or indirectly pay or declare any dividend or make any distribution (other than a dividend or distribution described in Section 5) upon, nor shall any distribution be made in respect of, any Junior Securities, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities or shares pari passu with the Preferred Stock.

          Section 3. Voting Rights. Except as otherwise provided herein and as otherwise required by law, the Preferred Stock shall have no voting rights. However, so long as any shares of Preferred Stock are outstanding, the Company shall not and shall cause its subsidiaries not to, without the affirmative vote of the holders of two-thirds of the shares of the Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock, (b) alter or amend this Certificate of Designation, (c) authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation (as defined in Section 4) or otherwise senior to or pari passu with the Preferred Stock, (d) amend its certificate of incorporation, bylaws or other charter documents so as to affect adversely any rights of any holders, (e) increase the authorized number of shares of Preferred Stock and (f) enter into any agreement with respect to the foregoing.

          Section 4. Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the Holders shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the Stated Value plus all accrued but unpaid dividends per share, whether declared or not, before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of Preferred Stock shall be distributed among the holders of Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A sale, conveyance or disposition of all or substantially all of the assets of the Company or the effectuation by the Company of a transaction or series of related transactions in


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which more than 50% of the voting power of the Company is disposed of, or a consolidation or merger of the Company with or into any other company or companies shall not be treated as a Liquidation, but instead shall be subject to the provisions of Section 5. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record holder of Preferred Stock.

          Section 5. Conversion. (a) (i) Each share of Preferred Stock shall be convertible into shares of Common Stock at the Conversion Ratio (as defined in Section 8) at the option of the holder in whole or in part at any time after the Original Issue Date. The Holders shall effect conversions by surrendering the certificate or certificates representing the shares of Preferred Stock to be converted to the Company, together with the form of conversion notice attached hereto as Exhibit A (the "Conversion Notice"). Each Conversion Notice shall specify the number of shares of Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the holder delivers such Conversion Notice by facsimile (the "Conversion Date"). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that the Conversion Notice is deemed delivered pursuant to
Section 5(i). Subject to Section 5(b), each Conversion Notice, once given, shall be irrevocable. If the holder is converting less than all shares of Preferred Stock represented by the certificate or certificates tendered by the holder with the Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall promptly deliver to such holder (in the manner and within the time set forth in Section 5(b)) a certificate for such number of shares as have not been converted.

               (ii) Upon the first conversion under this Section 5(a) or under
Section 6, the number of shares of Common Stock otherwise issuable to such Holder pursuant to Section 5(a)(i) or Section 6 shall be increased by such Holder's Adjustment Share Amount (if the Adjustment Share Amount is a positive number), or decreased by such Holder's Adjustment Share Amount (if the Adjustment Shares Amount is a negative number). Such adjustment in the number of shares of Common Stock issued shall be made after the computation of the number of shares issuable under Section 5(a)(i) or Section 6 on conversion of the shares of Preferred Stock being presented for conversion. If the Adjustment Share Amount is a negative number that results in the Holder being required to return shares of Common Stock to the Company in excess of the number of shares of Common Stock otherwise issuable upon such conversion, then (A) such additional shares may at the option of the Holder be returned in connection with such conversion from shares otherwise held by such Holder, or applied as an adjustment to the number of shares of Common Stock issuable on the next succeeding conversion by such holder, or (B) such Holder may (or shall, if such Holder has converted all shares of Preferred Stock and has no other shares of Common Stock to deliver) pay to the Company an amount equal to the average Per Share Market Value for the five (5) Trading Days preceding the Conversion Date multiplied by the number of shares of Common Stock the Holder would otherwise be required to deliver.

               (iii) If at any time after the Registration Date the arithmetic average of the Per Share Market Value of the Common Stock for five (5) consecutive Trading Days exceeds


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the then applicable Threshold Price, the Company may elect to adjust the
Conversion Price by fixing the Profit Share Amount that will be applicable to subsequent conversions by reference to such five day average. Such election shall be made by giving a notice (a "Company Ratchet Notice" to the Holders, which shall state that the Company has elected to fix the Profit Share Amount in accordance with this Section 5(a)(iii) and setting forth the arithmetic average of the Per Share Market Value for the five (5) Trading Days immediately preceding (but not including) the date on which the Company Ratchet Notice is given. Such average Per Share Market Value for the five (5) Trading Days immediately preceding the date on which the Company Ratchet Notice is given, as set forth in the Company Ratchet Notice, is referred to as the "Company Notice Price." The Company may give not more than two Company Ratchet Notices to the Holders.

          (b) (i) Not later than three Trading Days after any Conversion Date, the Company will deliver to the holder (A) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required by Section 3.1(b) of the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of shares of Preferred Stock, (B) one or more certificates representing the number of shares of Preferred Stock not converted, and (C) a bank check in the amount of accrued and unpaid dividends (if the Company has timely elected to pay accrued dividends in cash); provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any shares of Preferred Stock until certificates evidencing such shares of Preferred Stock are either delivered for conversion to the Company or any transfer agent for the Preferred Stock or Common Stock, or the holder of such Preferred Stock notifies the Company that such certificates have been lost, stolen or destroyed and provides a bond (or other adequate security) reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. The Company shall, upon request of the Holder, if available, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If in the case of any Conversion Notice such certificate or certificates, including for purposes hereof, any shares of Common Stock to be issued on the Conversion Date on account of accrued but unpaid dividends hereunder, are not delivered to or as directed by the applicable holder by the fifth Trading Day after the Conversion Date, the holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the shares of Preferred Stock tendered for conversion (such rescission shall be in addition to and not in lieu of, the rights set forth elsewhere herein).

               (ii) If the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 5(b)(i), including for purposes hereof, any shares of Common Stock to be issued on the Conversion Date on account of accrued but unpaid dividends hereunder, prior to the fifth Trading Day after the Conversion Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, $3,000 for each Trading Day after such fifth Trading Day until such certificates are delivered, and, if such certificates are not


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delivered prior to the tenth Trading Day after the Conversion Date, an additional $3,000 for each Trading Day after such tenth Trading Day until such certificates are delivered. Nothing herein shall limit a Holder's right to pursue actual damages for the Company's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein (including, without limitation, damages relating to any purchase of shares of Common Stock by such Holder to make delivery on a sale effected in anticipation of receiving certificates representing shares of Common Stock upon conversion), and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holders from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

               (iii) In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 5(b)(i), including for purposes hereof, any shares of Common Stock to be issued on the Conversion Date on account of accrued but unpaid dividends hereunder, prior to the fifth Trading Day after the Conversion Date, and if after such the fifth Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a "Buy-In"), then the Company shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the aggregate stated value of the shares of Preferred Stock for which such conversion was not timely honored. For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 aggregate stated value of the shares of Preferred Stock, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

          (c) (i) The Conversion Price for each share of Preferred Stock in effect on any Conversion Date shall be determined as set forth in Section 8; provided, that, (a) if the Underlying Shares Registration Statement is not filed on or prior to the 30th day after the Original Issue Date, or (b) the Company fails to file with the Commission a request for acceleration in accordance with Rule 12d1-2 promulgated under the Securities Exchange Act of 1934, as amended, within five (5) days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that an Underlying Shares Registration Statement will not be "reviewed," or not subject to further review, or (c) if the Underlying Shares Registration Statement is not declared effective by the Commission on or prior to the 90th day after the Original Issue Date, or
(d) if such Underlying Shares Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective as to any Registrable Securities (as such term is defined in the Registration Rights Agreement) at any time prior to the expiration of the "Effectiveness Period" (as such term as defined in the Registration Rights Agreement), without being succeeded within 10 Trading Days by a subsequent Underlying Shares Registration Statement filed with and declared effective by the Commission,


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or (e) if the Common Stock shall be suspended from trading on the NASDAQ
SmallCap Market or such other exchange or market on which the Common Stock is listed for trading for any reason for more than three (3) Trading Days in the aggregate, or (f) if the conversion rights of the Holders are suspended for any reason, or (g) if the Company breaches any material covenant or other material term or condition to the Purchase Agreement (other than a representation or warranty contained therein), the Registration Rights Agreement or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby, and such breach continues for a period of thirty (30) days after written notice thereof to the Company (any such failure being referred to as an "Event," and for purposes of clauses (a), (c) and (f) the date on which such Event occurs, or for purposes of clause (b) the date on which such five (5) day period is exceeded, or for purposes of clause
(d) the date which such 10 Trading Day-period is exceeded, or for purposes of clause (e) the date on which such three Trading Day period is exceeded, or for clause (g) the date on which such thirty (30) day period is exceeded, being referred to as "Event Date"), the Conversion Price shall be decreased by 3.75% each month (i.e., the Conversion Price would decrease by 3.75% as of the Event Date and an additional 3.75% as of each monthly anniversary of the Event Date). Any decrease in the Conversion Price pursuant to this Section shall continue notwithstanding the fact that the Event causing such decrease has been subsequently cured. The provisions of this Section are not exclusive and shall in no way limit the Company's obligations hereunder or under the Registration Rights Agreement.

               (ii) If the Company, at any time while any shares of Preferred Stock are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Junior Securities or pari passu securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue, without payment therefor, by reclassification of shares of Common Stock any shares of capital stock of the Company, the Initial Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 5(c)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

               (iii) If the Company, at any time while any shares of Preferred Stock are outstanding, shall issue rights or warrants to all holders of Common Stock (and not to holders of the Preferred Stock on an equivalent basis) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value of Common Stock at the record date mentioned below, the Initial Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the


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date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Initial Price pursuant to this Section 5(c)(iii), if any such right or warrant shall expire and shall not have been exercised, the Initial Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Initial Price made pursuant to the provisions of this Section 5 after the issuance of such rights or warrants) had the adjustment of the Initial Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

               (iv) If the Company, at any time while shares of Preferred Stock are outstanding, shall distribute to all holders of Common Stock (and not to holders of Preferred Stock) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 5(c)(ii) and (iii) above), then in each such case the Initial Price at which each share of Preferred Stock shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value of Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the holders of a majority in interest of the shares of Preferred Stock then outstanding; and provided, further, that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in good faith, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the holders of Preferred Stock of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

               (v) All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

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               (vi) Whenever the Initial Price is adjusted pursuant to Section
5(c)(ii),(iii) or (iv), the Company shall promptly mail to each Holder a notice setting forth the Fixed Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

               (vii) In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person pursuant to which (i) a majority of the Company's Board of Directors will not constitute a majority of the board of directors of the surviving entity or (ii) less than 50% of the outstanding shares of the capital stock of the surviving entity will be held by the same shareholders of the Company prior to such reclassification, consolidation or merger (each, a "Change of Control Transaction"), the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the holders of the Preferred Stock then outstanding shall have the right thereafter to, at their option, (A) convert such shares only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the holders of the Preferred Stock shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which such shares of Preferred Stock could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled, and the terms of any such transaction shall include terms to such effect, or (B) require the Company to redeem, from funds legally available therefor at the time of such redemption, its shares of Preferred Stock at a price per share equal to the product of (i) the average Per Share Market Value for the five (5) Trading Days immediately preceding (1) the effective date or the date of the closing, as the case may be, of the reclassification, consolidation, merger, sale, transfer or share exchange the triggering such redemption right or (2) the date of payment in full by the Company of the redemption price hereunder, whichever is greater, and (ii) the Conversion Ratio calculated on the date of the closing or the effective date, as the case may be, of the reclassification, consolidation, merger, sale, transfer or share exchange triggering such redemption right, as the case may be. The entire redemption price shall be paid in cash, if any portion of the applicable redemption price shall not be paid by the Company within seven (7) calendar days after the date due, late fees shall accrue thereon at the rate of 15% per annum until the redemption price plus all such late fees are paid in full (which amount shall be paid as liquidated damages and not as a penalty). In addition, if any portion of such redemption price remains unpaid for more than seven (7) calendar days after the date due, the Holder of the Preferred Stock subject to such redemption may elect, by written notice to the Company given within 30 days after the date due, to either (i) demand conversion in accordance with the formula and the time frame therefor set forth in Section 5 of all of the shares of Preferred Stock for which such redemption price, plus accrued liquidated damages thereof, has not been paid in full (the "Unpaid Redemption Shares"), in which event the Conversion Price for such shares shall be the lower of the Conversion Price calculated on the date such redemption price was originally due and the Conversion Price as of the Holder's written demand for conversion, or (ii) invalidate ab initio such redemption, notwithstanding anything herein contained to the contrary. If the Holder elects option (i) above, the Company shall within three


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(3) Trading Days of its receipt of such election deliver to the Holder the shares of Common Stock issuable upon conversion of the Unpaid Redemption Shares subject to such Holder conversion demand and otherwise perform its obligations hereunder with respect thereto; or, if the Holder elects option (ii) above, the Company shall promptly, and in any event not later than three (3) Trading Days from receipt of Holder's notice of such election, return to the Holder all of the Unpaid Redemption Shares. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the holder of Preferred Stock the right to receive the securities, cash or property set forth in this Section 5(c)(vii) upon any conversion or redemption following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

               (viii) If:

                      A. the Company shall declare a dividend (or any other distribution) on its Common Stock; or

                      B. the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

                      C. the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                      D. the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

                      E. the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Preferred Stock, and shall cause to be mailed to the holders of Preferred Stock at their last addresses as they shall appear upon the stock books of the Company, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holders are entitled to convert shares of Preferred Stock during the 30-day period commencing the date of such notice to the effective date of the event triggering such notice.

          (d) If at any time conditions shall arise by reason of action taken by the Company which in the opinion of the Board of Directors are not adequately covered by the other provisions hereof and which might materially and adversely affect the rights of the holders of Preferred Stock (different than or distinguished from the effect generally on rights of holders of any class of the Company's capital stock) or if at any time any such conditions are expected to arise by reason of any action contemplated by the Company, the Company shall mail a written notice briefly describing the action contemplated and the material adverse effects of such action on the rights of the holders of Preferred Stock at least 30 calendar days prior to the effective date of such action, and shall have the right to make an adjustment, not inconsistent with the standards established in this Section 5, to the Conversion Price (including, if necessary, any adjustment as to the securities into which shares of Preferred Stock may thereafter be convertible) and any distribution which is or would be required to preserve without diluting the rights of the holders of shares of Preferred Stock. No such adjustment of the Conversion Price shall be made which would result in an increase of the Conversion Price to more than the Conversion Price then in effect.

          (e) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Preferred Stock and payment of dividends on Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of Preferred Stock, not less than such number of shares of Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) then be issuable (taking into account the adjustments and restrictions of Section 5(c)) upon the conversion of all outstanding shares of Preferred Stock and payment of dividends hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and freely tradeable.

          (f) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the holder of a share of Preferred Stock shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

          (g) The issuance of certificates for shares of Common Stock on conversion of Preferred Stock shall be made without charge to the holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the holder of such shares of Preferred Stock so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          (h) Shares of Preferred Stock converted into Common Stock shall be canceled and shall have the status of authorized but unissued shares of undesignated stock.

          (i) Any and all notices or other communications or deliveries to be provided by the holders of the Preferred Stock hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the attention of the Chief Executive Officer of the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Purchase Agreement. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to each holder of Preferred Stock at the facsimile telephone number or address of such holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 7:00 p.m. (Eastern Time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 7:00 p.m. (New York Time) on any date and earlier than 11:59 p.m. (Eastern Time) on such date,
(iii) upon receipt, if sent by a nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

          Section 6. Automatic Conversion.

          All outstanding and unconverted shares of Preferred Stock shall, on April 30, 2001, be automatically converted by the Company at the then applicable Conversion Price, subject to adjustment as set forth in Section 5(a)(ii). For all purposes hereof, April 30, 2001 shall be deemed to be a Conversion Date in the event any shares of Preferred Stock are converted on such date.

          Section 7. Redemptions:

          (a) Redemption at the Option of the Company. The Company shall have the right, upon not less than five (5) Trading Days prior notice to the Holders (such notice is referred to as a "Company Redemption Notice"), to redeem, from funds legally available therefor, all or any portion of the outstanding Preferred Stock at the Company Redemption Price (as hereinafter defined) if on the date the Company Redemption Price is given and for not less than four consecutive Trading Days prior to the date the Company Redemption Notice is given the Per Share Market Value is less than $8.00 (subject to appropriate adjustment to take into account any stock splits, stock dividends, combinations of shares or recapitalizations occurring after the Original Issue Date). The Company Redemption Notice shall set forth the number of shares of Preferred Stock to be redeemed and the date on which the redemption shall be effected (the "Redemption Date"), which shall be not less than 15 days after the date the Company Redemption Notice is given. On the Redemption Date, the Company shall pay to each Holder the Company Redemption Price for its shares of Preferred Stock, in cash, in immediately available funds, upon delivery by such Holder to the Company of certificates for its shares of Preferred Stock. If less than all of the outstanding shares of Preferred Stock are being redeemed, such shares shall be redeemed pro rata from all Holders. If the Company fails to pay the Company Redemption Price as and when required, then the Company Redemption Notice shall be ineffective and the Company shall have the right to effect only one additional redemption of the Preferred Stock under this Section 7(a), and if the Company fails to pay the Company Redemption Price as and when required with respect to any subsequent redemption) then the Company Redemption Notice shall be ineffective and the Company shall no longer have any rights to effect a redemption of Preferred Stock under this Section 7(a). The giving of a Company Redemption Notice shall not affect the rights of the Holders to convert shares of Preferred Stock under Section 5, provided that any Conversion Notice is given prior to the Redemption Date for such Preferred Stock. For purposes of this definition, the term "Company Redemption Price" shall mean a price per share of Preferred Stock equal to (i) if the redemption occurs at any time prior to the first anniversary of the Original Issue Date, 125% of the Stated Value of the shares being redeemed, and (ii) if the redemption occurs at any time after the first anniversary of the Original Issue Date, 150% of the Stated Value of the shares being redeemed, plus, in each case, all accrued and unpaid dividends on such shares to be redeemed.

          (b) Redemption Option Upon Triggering Event. In addition to all other rights of the Holders contained herein, upon the occurrence of a Triggering Event (as defined below), each Holder shall have the right, at such Holder's option on notice to the Company, to require the Company to redeem all or a portion of such Holder's Preferred Stock at a price per share of Preferred Stock equal to the sum of (A) the product of (i) the average Per Share Market Value for the five (5) Trading Days immediately preceding (1) the date of the Triggering Event or (2) the date of payment in full by the Company of such redemption price, whichever is greater, and (ii) the Conversion Ratio calculated on the date of the Triggering Event ("Triggering Event Redemption Price"), and
(B) the aggregate of all accrued but unpaid dividends and other amounts payable in respect of such shares. A "Triggering Event" shall be deemed to have occurred at such time as any of the following events:

               (i) the failure of the Registration Statement to be declared effective by the Securities and Exchange Commission on or prior to the 240th day after the Original Issuance Date;

               (ii) if during the Effectiveness Period, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the holder of the Preferred Stock for the resale of Underlying Shares in accordance with the terms of the Registration Rights Agreement (other than by reason of a temporary suspension of not more than two Trading Days pending the release of material information, and such lapse or unavailability continues for a period of thirty consecutive days, provided that the cause of such lapse or unavailability is not due to factors solely within the control of such Holder seeking to be redeemed pursuant to this
Section 8; or

               (iii) the Company's notice to any holder of Preferred Stock, including by way of public announcement, at any time, of its intention not to comply with proper requests for conversion of any Preferred Stock into shares of Common Stock or the conversion rights of the Holders are otherwise suspended for any reason by the Company.

The Company will pay the Triggering Event Redemption Price within ten days after the giving of the redemption notice by a Holder and shall pay interest on the redemption price, in cash to such holder, accruing from the date the Triggering Event Redemption Price is required to be paid until the Triggering Event Redemption price and any accrued interest thereon is paid in full at a rate of 12% per annum for the first three months, and 15% per annum thereafter.

          Section 8. Definitions. For the purposes hereof, the following terms shall have the following meanings:

          "Adjusted Price" for a Holder shall mean (i) if such Holder's Adjustment Period Termination Date is a date that is less than 150 days following the Registration Date, 90% of such Holder's Weighted Average Market Price, and (ii) if such Holder's Adjustment Period Termination Date is 150 days or more but less than 180 days following the Registration Date, 87.5% of such Holder's Weighted Average Market Price, and (iii) if such Holder's Adjustment Period Termination Date is 180 days or more following the Registration Date, 85% of such Holder's Weighted Average Market Price; provided, however, that if the Adjusted Price as computed under the foregoing formula is greater than the Initial Price, then the Adjusted Price shall be an amount equal to the greater of (A) the Initial Price or (B) the Adjusted Price less an amount equal to 5% of the Initial Price.

          "Adjustment Period Termination Date" with respect to a Holder shall mean the date which is the earlier of (A) the Automatic Adjustment Period Termination Date or (B) the date set forth in such Holder's Adjustment Period Termination Notice, or (C) such Holder's first Conversion Date occurring after the Registration Date.

          "Adjustment Period Termination Notice" of a Holder shall mean a notice given by such Holder to the Company that the Adjustment Period shall terminate on the date set forth in such notice, which date shall not be earlier than the date on which such notice is given. An Adjustment Period Termination Notice may be given at any time after the Registration Date, provided that on the date such notice is given the arithmetic average of the Per Share Market Value for the immediately preceding ten (10) Trading Days is at least equal to the Initial Price.

          "Adjustment Share Amount" of a Holder shall mean (i) with respect to an initial Holder who acquired 2,000 shares of Preferred Stock on the Original Issue Date ("Holder A") (A) $2,000,000 divided by the Adjusted Price for such Holder, minus (B) the applicable Base Number; (ii) with respect to an initial Holder who acquired 1,333 shares of Preferred Stock on the Original Issue Date ("Holder B"), (A) $666,667 divided by the Adjusted Prince for such Holder, minus
(B) the applicable Base Number; and (iii) with respect to an initial Holder who acquired 667 shares of Preferred Stock on the Original Issue Date ("Holder C"),
(A) $333,333 divided by the Adjusted Price for such Holder, minus (B) the applicable Base Number. In the event an initial Holder transfers shares of Preferred Stock prior to the first date on which any of such initial Holder's shares of Preferred Stock are converted, then the Adjustment Share Amount for such Holder and each of its successor Holders, as the case may be, shall be the Adjustment Share Amount for the initial Holder multiplied by a fraction the numerator of which is the aggregate Stated Value of all Preferred Stock held by such Holder or successor, as the case may be, and the denominator of which shall be the Stated Value of all Preferred Stock originally acquired by the applicable initial Holder. The Adjustment Share Amount may be a positive or a negative number. The Company shall place a legend on each certificate of Preferred Stock indicating whether such Preferred Stock was initially issued to Holder A, Holder B or Holder C.

          "Automatic Adjustment Period Termination Date" shall mean the date which is 180 days following the Registration Date; provided, however, that if at any time during the Effectiveness Period and prior to such 180th day the Registration Statement ceases to be effective for all Registrable Securities, or the Company advises the Holder that the prospectus included in the "Underlying Shares Registration Statement" (as defined in the Registration Rights Agreement) may not be used by the Holders, or the Common Stock shall fail to be listed or quoted on the NASDAQ SmallCap Market or other national securities exchange, then such 180 day period shall be extended for a number of days equal to the total number of days following the Registration Date during which the Underlying Shares Registration Statement was not effective, the prospectus was not permitted to be used by the Holders and the Common Stock as not listed for trading.

          "Base Number" shall mean (A) with respect to Holder A, 128,041, (B) with respect to Holder B, 42,680, and with respect to Holder C, 21,340, in each case adjusted to reflect any stock splits, reverse stock splits, stock dividends and similar events occurring from the Original Issue Date to the date of computation.

          "Conversion Price" with respect to any Conversion Date on or prior to the 210th day following the Initial Issue Date shall mean the Fixed Conversion Price, and with respect to any Conversion Date occurring more than 210 days after the Initial Issue Date shall mean the lesser of the Fixed Conversion Price at such date or the Variable Conversion Price at such date, plus in the case of any conversion taking place after the Registration Date, the applicable Profit Share Amount. The Conversion Price is subject to adjustment as set forth in Section 5(c)(i).

          "Conversion Ratio" means, at any time, a fraction, of which the numerator is Stated Value plus accrued but unpaid dividends (including any accrued but unpaid interest thereon) but only to the extent not paid in shares of Common Stock in accordance with the terms hereof, and of which the denominator is the Conversion Price at such time.

          "Common Stock" means the Company's common stock, $.01 par value per share, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

          "Company Ratchet Notice" shall have the meaning set forth in Section 5(a)(iii).

          "Fixed Conversion Price" shall mean 130% of Initial Price.

          "Holder" shall mean a record holder of Preferred Stock, and "Holders" shall mean all Holders.

          "Initial Price" shall mean the arithmetic average of the Per Share Market Value for the ten Trading Days immediately preceding the Original Issue Date, adjusted from time to time in accordance with Section 5(c).

          "Junior Securities" means the Common Stock and all other equity securities of the Company that are junior in preference to the Preferred Stock as to the right to receive dividends or upon liquidation of the Company.

          "Original Issue Date" shall mean the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

          "Per Share Market Value" on any particular date means (a) the closing bid price per share of the Common Stock on such date on the Nasdaq SmallCap Market or other stock exchange or quotation system on which the Common Stock is listed for trading, as reported through Bloomberg or (b) if the Common Stock is not listed on the Nasdaq SmallCap Market or any other stock exchange or market, the closing bid price per share of the Common Stock on such date on the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, the closing bid price per share of Common Stock on such date on the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices), or (d) if the Common Stock is no longer traded on the over-the-counter market and reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices), such closing bid price shall be determined by reference to "Pink Sheet" quotes for the relevant conversion period as determined in good faith by the Holder or (c) if the Common Stock is not then publicly traded, the fair market value of a share of Common Stock as determined by an appraiser selected in good faith by the Holders of a majority of the outstanding shares of Preferred Stock (the Company, after receipt of the determination by such appraiser, shall have the right to select an additional appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such appraiser); provided, that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period.

          "Person" means a corporation, an association, a partnership, organization, limited liability company, a business, an individual, a government or political subdivision thereof or a governmental agency.

          "Profit Share Amount" with respect to a conversion shall mean an amount equal to 50% of the amount by which the Ratchet Price applicable to such conversion exceeds the applicable Threshold Price. For purposes of this definition "Ratchet Price" with respect to a conversion shall mean (A) the Company Notice Price (as defined in Section 5(a)(iii)) per share as set forth in the most recent Company Ratchet Notice, if any, or (B) if the Company has not given a Company Ratchet Notice prior to such conversion, the arithmetic average of the Per Share Market Value for the five (5) Trading Days immediately preceding (but not including) the Conversion Date.

          "Purchase Agreement" means the Securities Purchase Agreement, dated as of the Original Issue Date, among the Company and the original holders of the Preferred Stock.

          "Registration Date" shall mean the date on which the registration statement required to be filed pursuant to the Registration Rights Agreement is declared effective by the Securities and Exchange Commission.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Original Issue Date, by and among the Company and the original Holders.

          "Threshold Price" shall mean, with respect to any conversion of Preferred Stock or Company Ratchet Notice given on or prior to the first anniversary of the Original Issue Date, 135% of the Fixed Conversion Price, and with respect to any conversion of Preferred Stock or Company Ratchet Notice given after the first anniversary of the Original Issue Date, 170% of the Fixed Conversion Price.

          "Trading Day" means (a) a day on which the Common Stock is traded on the Nasdaq SmallCap Market or other stock exchange or market on which the Common Stock has been listed, or (b) if the Common Stock is not then listed on the Nasdaq SmallCap Market or any stock exchange or market, a day on which the Common Stock is traded on the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted on the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

          "Underlying Shares" means the number of shares of Common Stock into which the Preferred Stock is convertible and the shares of Common Stock issuable upon payment of dividends thereon, in accordance with the terms hereof and the Purchase Agreement.

          "Variable Conversion Price" as at any Conversion Date shall mean (i) with respect to any Conversion Date that is less than 540 days after the Original Issue Date, the arithmetic average of the lowest consecutive Per Share Market Value for the applicable number of Pricing Days during the applicable Look Back Period, and (ii) with respect to any Conversion Date that is 540 days or more after the Original Issue Date, 90% of the arithmetic average of the lowest consecutive Per Share Market Value for the applicable number of Pricing Days during the applicable Look Back Period. For purposes of this definition of Variable Conversion Price, the "Look Back Period" shall be a number of Trading Days immediately preceding (but not including) the Conversion Date determined as follows: (A) if the Conversion Date is more than 210 days, but less than 240 days, after the Original Issue Date, the Look Back Period shall be twelve (12) Trading Days; and (B) if the Conversion Date is 240 days or more after the Original Issue Date, number of Trading Days in the Look Back Period shall be increase by one Trading Day for each 30 day period or portion thereof on or after the 240th day following the Original Issue Date, up to a maximum Look Back Period of eighteen (18) Trading Days. For purposes of this definition of Variable Conversion Price, the number of "Pricing Days" shall be determined as follows: (A) if the Conversion Date is more than 210 days, but less than 240 days, after the Original Issue Date, the number of Pricing Days shall be three
(3), and (B) if the Conversion Date is 240 days or more after the Original Issue Date, the number of Pricing Days shall be increased by one (1) Trading Day for each three (3) Trading Days by which the Look Back Period is extended. By way of illustration, if the Look Back Period is extended from twelve to fifteen Trading Days, then the number of Pricing Days shall be four (4), and if the Look Back Period is extended from twelve to eighteen Trading Days, then the number of Pricing Days shall be five (5). Notwithstanding the foregoing, the Look Back Period otherwise applicable with respect to any Conversion Date shall be extended for a number of days equal to the number of days during such Look Back Period on which (i) the Common Stock was not listed for trading on the NASDAQ SmallCap Market, the NASDAQ National Market, the New York Stock Exchange, the American Stock Exchange or the OTC Bulletin Board, or was suspended from trading, on the principal market or exchange on which the Common Stock was then listed, (ii) the Underlying Shares Registration Statement is not effective,
(iii) the prospectus included in the Underlying Shares Registration Statement was not permitted to be used by the Holders in connection with the sale of shares of Common Stock, or (iv) the Holders are otherwise advised by the Company that sales of Common Stock must be delayed or suspended.

          "Weighted Average Market Price" with respect to a Holder shall mean
(A) the sum of (i) the arithmetic average of the Per Share Market Value of the Common Stock during the period beginning on the Original Issue Date and ending on the earlier of (x) the Registration Date, or (y) the 45th day after the Original Issue Date, plus (ii) nine multiplied by the arithmetic average of the Per Share Market Value of the Common Stock during the period beginning on the day immediately following the Registration Date and ending on such Holder's Adjustment Period Termination Date, divided by (B) ten.

                                    EXHIBIT A

                              NOTICE OF CONVERSION


(To be Executed by the Registered Holder in order to Convert shares of Preferred Stock)

The undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock indicated below, into shares of Common Stock, par value $.01 per share (the "Common Stock"), of Hollis-Eden Pharmaceuticals, Inc. (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:
                           -----------------------------------------------------
                           Date to Effect Conversion

                           -----------------------------------------------------
                           Number of shares of Preferred Stock to be Converted

                           -----------------------------------------------------
                           Applicable Conversion Price

                           -----------------------------------------------------
                           Number of shares of Common Stock to be Issued on Conversion (Before Adjustment)

                           -----------------------------------------------------
                           Adjustment Share Amount

                           -----------------------------------------------------
                           Number of Shares to be Issued (total, after adjustment)

                           -----------------------------------------------------
                           Signature

                           -----------------------------------------------------
                           Name

                           -----------------------------------------------------
                           Address

          IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its President, under penalties of perjury, this 6th day of May, 1998.

                                    HOLLIS-EDEN PHARMACEUTICALS, INC.


                                    By:
                                       -----------------------------------------
                                             Terren S. Peizer, President